UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PREMIERWEST BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PremierWest Bancorp

NOTICE OF SPECIAL MEETING

AND PROXY STATEMENT

DECEMBER 29, 2009

PREMIERWEST BANCORP

503 Airport Road

Medford, Oregon 97504

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 29, 2009

To the shareholders of PremierWest Bancorp (the “Company”):

Notice is hereby given that a special meeting of the Company’s shareholders will be held at Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Tuesday, December 29, 2009, at 10:00 a.m., local time, for the following purposes:

(1)	To approve an amendment to Article III, Section A of the Company’s Articles of Incorporation (the “Articles”) to increase the authorized shares of the Company’s common stock to 150,000,000 (from 50,000,000); and

(2)	To approve the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed amendment to the Articles.

The items of business listed above are more fully described in the proxy statement accompanying this notice. If you were a shareholder of record of the Company’s common stock as of the close of business on December 1, 2009, you are entitled to receive this notice and vote at the special meeting, and any adjournments or postponements thereof. This notice and the proxy statement are being mailed to shareholders on or about December 7, 2009. Your Board of Directors recommends a vote FOR each of the items of business.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the special meeting, it is important that your shares be represented and voted at the meeting. Please mark, sign, date and promptly return your proxy card in the enclosed envelope or vote by telephone or Internet by following the instructions on your proxy card.

December 3, 2009	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tom Anderson Tom Anderson Executive Vice President Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 29, 2009: A full set of proxy materials, including a copy of the accompanying proxy statement and form of proxy card, is available at www.envisionreports.com/PRWT.

Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum. A proxy card and self-addressed envelope are enclosed for your convenience. You may also vote by phone or on the Internet.

PREMIERWEST BANCORP

503 Airport Road

Medford, Oregon 97504

PROXY STATEMENT

This proxy statement, proxy card and notice of special meeting of shareholders are being furnished to shareholders of PremierWest Bancorp (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the special meeting of shareholders to be held at Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Tuesday, December 29, 2009, at 10:00 a.m., local time. This proxy statement and related materials are being mailed to shareholders on or about December 7, 2009.

As used in this proxy statement, the terms “we,” “our” and “us” all refer to the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED AMENDMENT TO THE ARTICLES

OF INCORPORATION (THE “ARTICLES”)

Why is the Company proposing to increase the number of authorized shares of common stock?

We are proposing to increase the number of authorized shares of common stock to facilitate our ability to raise additional capital to support our operations. The Board of Directors believes that it is in the best interests of the Company and its shareholders to have a greater number of authorized shares of common stock available for issuance in connection with public or private financing opportunities, including a possible rights offering, and various general corporate programs and purposes.

Like many financial institutions, our operations have been significantly impacted by the current economic crisis. The economic crisis that was initially confined to residential real estate and subprime lending in 2008 has evolved into a global economic crisis that has negatively impacted not only liquidity and credit quality but also economic indicators such as the labor market, the capital markets and real estate values. As a result of this significant downturn, we have been adversely affected by dramatic declines in the housing market, specifically in our Central Oregon, Southern Oregon and Northern California markets. The declining home prices and increasing levels of delinquencies and foreclosures have negatively affected the performance of our credit portfolio, and as a result adversely affected our financial condition and results of operation.

As a consequence of the increase in non-performing loans in our credit portfolio a $36.5 million charge against earnings was made in 2008, resulting in a net loss of $7.5 million for the full year. During the first three quarters of 2009 an additional $71.4 million was charged against earnings and added to our allowance for loan losses, resulting in a net loss of $38.1 million for 2009 through September 30, 2009.

These losses have negatively impacted our capital position and as of September 30, 2009 reduced our Total Risk Based Capital ratio to 9.72%; below the regulatory threshold of 10.0% for being considered “Well Capitalized.”

During the second quarter of 2009 PremierWest Bank was subject to its annual regulatory examination by the FDIC and State of Oregon Department of Consumer and Business Services Division of Finance and Corporate Securities. As a result of our recent examination and our current status as “adequately capitalized,” we will become subject to a corrective action program, regulatory agreement or consent order with the FDIC. Among other things, we expect our regulators to instruct management to increase capital levels, reduce nonperforming assets, restrict dividend payments, limit deposit pricing and restrict access to certain brokered or other volatile wholesale funds.

We believe that additional capital:

•	will be required by our regulators;

•	is necessary to improve capital ratios to “well capitalized” levels;

•	is prudent due to the current market conditions and the impact on our financial position; and

•

is necessary to provide us the flexibility necessary to address our nonperforming assets and be positioned to capitalize on business opportunities we believe will become available as the economy improves.

How would the issuance of additional shares of common stock in a possible rights offering or offering to standby purchasers in connection with a rights offering impact existing shareholders?

On November 18, 2009, we filed a registration statement with the Securities and Exchange Commission in connection with a proposed rights offering. Once the registration statement becomes effective, we will mail the rights offering prospectus to holders of our common stock. The prospectus will contain important information about the rights offering and you should not make a decision to participate in the rights offering until you read the prospectus.

Our board of directors has chosen the structure of a rights offering to raise capital to allow existing shareholders to purchase additional shares of our common stock based on their pro rata ownership percentage, while giving existing shareholders the opportunity to limit their ownership dilution from a sale of common stock to potential standby purchasers or other investors. Our board may offer shares to standby purchasers to improve the likelihood of success of our capital raising efforts, but no assurance can be given that we will enter into any standby purchase agreements.

The issuance of common stock in a possible rights offering or offering to standby purchasers in connection with a rights offering could result in dilution of existing shareholders, except to the extent shareholders purchase sufficient shares of our common stock in the rights offering to prevent such dilution. Because a decision has not been made about the size, terms and conditions of any such offerings, the level of potential dilution cannot be determined at this time.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities. Offers and sales of common stock issuable in connection with a possible rights offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

Are we pursuing other initiatives to improve our capital position?

Yes. We have initiated a number of programs to improve our capital position, including the suspension of quarterly cash dividends on our common stock, deferral of interest payments on our trust preferred securities, and deferral of dividends on our Series B Preferred Stock issued to the U.S. Treasury. We have also taken measures to control expenses and reduce overhead. Excluding the impact of staff increases from the acquisition of former Wachovia branches in July 2009, we have reduced full time equivalent staffing in excess of 8% when comparing December 31, 2008 full time equivalent staff of 515 to a September 30, 2009 full time equivalent staff of 472. These staff reductions were coupled with restructuring of employee benefit programs aimed at encouraging greater ownership on the part of our employees. During 2009 the successful integration of automation throughout our network of branches allowed us to further reduce other non-interest expenses including inter-branch courier service throughout our territory. Our increased efficiencies achieved in the last several quarters have positively impacted our capital in 2009 and more importantly will allow us to operate more efficiently.

What are the consequences if the proposed amendment to Article III, Section A of the Articles is not approved?

If the proposed amendment to Article III, Section A of the Articles increasing the number of authorized shares of our common stock is not approved by shareholders, we will be limited in our ability to raise additional capital. If we do not raise additional capital, it could have a material adverse effect on our financial condition and results of operations and could adversely impact the price of our common stock. If economic conditions continue to deteriorate, especially in the real estate and credit markets, our regulatory capital level could fall below the “adequately capitalized” level, which could result in regulatory restrictions on our operations, increased borrowing costs and higher FDIC deposit insurance premiums.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who may vote?

Only the holders of our common stock shown on our records as of December 1, 2009, are entitled to notice of and to vote at the special meeting. The holder of our Series B preferred stock is not eligible to vote at the meeting.

How do I vote my shares?

You may vote your shares at the meeting either in person or by proxy. You may also vote by telephone or via the Internet. For more information regarding how to vote using any of these methods, please refer to the instructions on your proxy card.

If your shares are held by a broker, bank or other nominee (in “street name”), you must give voting instructions to that nominee. Also, you must contact the nominee holder of your shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the special meeting if your shares are held in street name.

Even if you plan to attend the special meeting, we encourage you to vote by proxy. The Board of Directors has designated James M. Ford and Tom Anderson to serve as proxy holders for the meeting and their names appear on the proxy card.

How will my shares be voted if I submit a proxy card without instructions?

You may vote your shares by obtaining and marking a proxy card to indicate your vote on the matters presented at the meeting and the proxy holders will vote your shares as instructed. If no instructions are given, the proxy will be voted:

•	FOR the amendment to Article III, Section A of the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock to 150,000,000;

•

FOR the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed amendment to Article III, Section A of the Articles; and

•	in the proxy holder’s discretion on any other matters that may properly come before the shareholders at the meeting.

How does the Company determine if a quorum is present?

A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. If you attend the meeting or submit a proxy but abstain from voting on a given matter, your shares will count as present for determining a quorum. If you do not sign and return your proxy, or vote by telephone or via the Internet, your shares cannot be voted at the meeting by the proxies and your shares will not count as present for determining a quorum unless you attend the meeting in person.

How many votes do I have?

Each share of common stock is entitled to one vote.

How many votes are required for adoption of the proposals?

•

Approval of Item 1 requires that more shares are voted in favor of the amendment to Article III, Section A of the Articles than are voted against the amendment. Therefore, an abstention or a broker non-vote will have no effect on the vote on Item 1.

•	Approval of Item 2 requires approval by a majority of the shares of common stock represented at the special meeting in person or by proxy.

How does a vote in favor of the proposals affect me with respect to a potential rights offering?

A vote in favor of Items 1 and 2 will not obligate any shareholder to purchase shares in connection with a potential rights offering. Further, a vote in favor of Items 1 and 2 will not obligate the Company to pursue a rights offering or offering to standby purchasers in connection with a rights offering.

How do I revoke a proxy?

Execution of a proxy will not in any way affect a record shareholder’s right to attend the special meeting and vote. A proxy may be revoked by a holder of record prior to its exercise at the meeting by:

•	presenting a proxy bearing a later date prior the commencement of the special meeting;

•	submitting, prior to the special meeting’s commencement, a written revocation to Tom Anderson, Executive Vice President & Secretary, at PremierWest Bancorp, P.O. Box 40, Medford, Oregon 97501; or

•	if present at the special meeting, requesting and submitting an instrument of revocation at the meeting.

A shareholder attending the meeting does not need to revoke his, her or its proxy and vote in person, unless the shareholder wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

How many shares did director and executive officers own as of the record date?

As of December 1, 2009, there were 24,766,928 shares of our common stock issued and outstanding and entitled to vote at the special meeting, and directors and executive officers, together with their affiliates and shares held in our 401(k) plan, held 4,562,393 shares of common stock entitled to vote at the meeting, which shares represent 18.42% of the total shares outstanding and entitled to vote at the meeting.

Who will pay for the costs of proxy solicitation?

The Company will bear the cost of this proxy solicitation. We have engaged an outside firm, Georgeson Inc., to assist with solicitation of proxies, and estimate paying them solicitation fees of $7,500. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax or letter, without extra compensation.

Where do I get more information?

If you have any questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, please call Tom Anderson, Executive Vice President & Secretary, at (541) 618-6003.

WE REQUEST THAT SHAREHOLDERS COMPLETE, DATE AND SIGN THE

ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE

PROVIDED, OR VOTE VIA THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE

INSTRUCTIONS ON THE PROXY CARD.

BUSINESS OF THE MEETING

ITEM 1 – AMENDMENT OF ARTICLES INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000.

We are submitting to shareholders a proposed amendment (the “Proposed Amendment”) to Article III, Section A of our Articles to increase the existing number of the authorized shares of the Company’s common stock from 50,000,000 to 150,000,000.

Background

Article III, Section A of the Articles currently provides that our authorized capital stock consists of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, each with no par value per share. The Proposed Amendment changes the number of authorized shares of common stock to 150,000,000 and does not change the number of authorized shares of preferred stock.

As of the record date, 24,766,928 shares of our common stock were issued and outstanding, 982,404 reserved for exchange in connection with completed acquisitions, 1,090,385 shares of our common stock were reserved for issuance to the U.S. Treasury under the warrant issued pursuant to the TARP Capital Purchase Program and 962,910 shares of our common stock were reserved for issuance upon the exercise of stock options or upon the vesting of stock awards previously granted. As a result, there were 22,197,673 shares of our common stock authorized and available for other corporate purposes.

On October 22, 2009, our Board of Directors unanimously adopted a resolution recommending that the Articles be amended to increase the number of authorized shares of the Company’s common stock to 150,000,000. The Board of Directors further directed that the Proposed Amendment be submitted for consideration by shareholders at a special meeting.

The Proposed Amendment would not alter the rights and preferences of any shares of capital stock we are authorized to issue, and would not affect any provisions of the Articles other than Article III, Section A. In accordance with Article III, Section F of the Articles and Oregon law, the Company’s shareholders do not have any preemptive rights to purchase or subscribe for any of the Company’s unissued or treasury shares.

The proposal is to amend Article III, Section A of the Articles to read as follows:

“ARTICLE III

AUTHORIZED CAPITAL STOCK

A.    AUTHORIZED CLASSES OF SHARES. The Corporation may issue 151,000,000 shares of stock, dividend into two classes as follows:

1,000,000 shares of preferred stock, no par value (“Preferred Stock”). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles (“Preferred Stock Designation”). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of Article III or by action of the shareholders of the Corporation; and

150,000,000 shares of common stock, no par value (“Common Stock”).”

Approval of the Proposed Amendment requires that more shares of the Company’s common stock are voted in favor than are voted against the Proposed Amendment. An abstention or a broker non-vote will have no effect on the vote on the Proposed Amendment. If approved, the Proposed Amendment will be effective upon the filing of articles of amendment with the Secretary of State of the State of Oregon promptly after the special meeting. If the Proposed Amendment is not approved, the current Articles will continue in effect.

Reasons for the Proposed Amendment

The Board of Directors believes that, given the recent and continuing financial crisis, it is advisable to have a greater number of authorized shares of common stock available for issuance in connection with public or private financing opportunities, and various general corporate programs and purposes. The Board of Directors is currently contemplating raising additional capital by selling shares of the Company’s common stock pursuant to a rights offering or an offering to standby purchasers in connection with a rights offering.

At a meeting on October 22, 2009, the Board of Directors voted to authorize an offering of rights to purchase common stock to the Company’s shareholders and an offering of common stock to standby investors in connection with the rights offering. We currently intend to distribute to the record holders of our common stock non-transferable subscription rights to subscribe for and purchase shares of our common stock. The rights offering would allow existing shareholders to purchase additional shares of our common stock based on their pro rata ownership percentage and would further allow shareholders who fully exercise the rights to purchase shares not purchased by other shareholders. The rights offering would allow us to raise capital that will improve our capital ratios, while giving existing shareholders the opportunity to limit their ownership dilution from a sale of common stock to standby purchasers or other investors.

We may enter into standby purchase agreements with institutional investors and high net worth individuals, pursuant to which we may agree to sell and these investors and individuals will severally agree to purchase shares of our common stock. These standby purchase commitments may be subject to certain conditions. The number of shares available for sale to the standby purchasers will depend on the number of shares subscribed for in the rights offering and our agreements with the standby purchasers. The price per share paid by the standby purchasers for such common stock will be the same subscription price paid by our shareholders in the rights offering.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. On November 18, 2009, in connection with the potential rights offering, we filed a registration statement with the SEC. Once the registration statement becomes effective, we will mail the rights offering prospectus to our shareholders. The prospectus will contain important information about the rights offering and the standby purchasers, if applicable. You should not make a decision to participate in the rights offering until you read the prospectus.

We may also in the future, from time to time, consider acquisitions and mergers as opportunities arise, stock splits, repayment of obligations that have matured, redemption of our Series B preferred stock owned by the U.S. Treasury and other public or private financings to provide us with capital, any or all of which may involve the issuance of additional shares of our common stock or securities convertible into shares of our common stock. Additional shares of common stock may be necessary to meet anticipated future obligations under our 2002 Stock Option Plan under which we may grant future equity awards to our employees, officers and directors. We believe that these benefit plans are critical to retaining our management team during this turbulent and uncertain period. If the Company has the authority to issue additional shares of common stock, we can avoid the possible delay and significant expense of holding special meetings of shareholders and our ability to respond promptly to opportunities for increasing our capital levels through public or private offerings of our common stock, acquisitions, mergers and stock splits will be enhanced.

Effect of Increasing the Number of Authorized Shares of Common Stock

If the Proposed Amendment is approved, the additional authorized shares of our common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because our common stock is traded on The Nasdaq Capital Market, shareholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company’s common stock equal to or greater than 20% of the Company’s then outstanding shares of common stock in connection with a private financing or an acquisition or merger.

The additional 100,000,000 shares of common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

Anti-Takeover and Dilutive Effects

The purpose of the Proposed Amendment is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Proposed Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the Nasdaq rules. The Proposed Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

The issuance of shares of our common stock in a rights offering or offering to standby purchasers in connection with a rights offering could dilute, and thereby reduce, your proportionate ownership in shares of our common stock unless you purchase sufficient shares of our common stock in the rights offering to prevent such dilution. The issuance of shares at less than the then-existing market price would likely reduce the price per share of shares held by existing shareholders who do not purchase shares in a rights offering. It is anticipated that some of the shares we sell in a possible rights offering or offering to standby purchasers in connection with the rights offering will be to one or more shareholders such that those shareholders could acquire a large block of our common stock, which could concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above other than in a rights offering or offering to standby purchasers in connection with a rights offering could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and could dilute a shareholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares. As noted above, we may repurchase our Series B preferred stock and the related warrant issued under the U.S. Treasury’s Capital Purchase Program with the proceeds from any future sale of these additional shares of common stock. If we elect to repurchase the Series B preferred stock and the warrant, the warrant will be repurchased at fair market value. Accordingly, the repurchase of these securities may be at an amount more than our carrying value and, as such, may negatively impact our net income available to shareholders and our earnings per share.

Your Board of Directors has unanimously approved the Proposed Amendment and recommends that you vote “FOR” the Proposed Amendment.

ITEM 2 – ADJOURNMENT OF THE SPECIAL MEETING

A proposal will be submitted to shareholders at the special meeting to approve the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed amendment to Article III, Section A of the Articles. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. Approval of the special meeting’s adjournment requires a majority of the common shares represented at the special meeting in person or by proxy.

The Board of Directors unanimously recommends a vote “FOR” the Adjournment of the Special Meeting proposal.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

The following table sets forth certain information regarding beneficial ownership of issued and outstanding shares of the Company’s common stock as of December 1, 2009 held by any shareholder who is (a) known by the Company to own beneficially more than 5% of the outstanding shares of any class of stock, (b) each of the directors, (c) each of our named executive officers and (d) all of our directors and named executive officers as a group.

	Class of Stock	Amount Beneficially Owned	Notes	Percentage of Class Owned
John A Duke, Chairman of the Board	Common	1,485,239	(1)	5.99%
George C. St. Laurent, Jr., Director	Common	1,737,439	(2)	7.02%
Patrick G. Huycke, Director	Common	228,633	(3)	*
Thomas R. Becker, Director	Common	107,031	(4)	*
Dennis N. Hoffbuhr, Director	Common	79,795	(5)	*
Rickar D. Watkins, Director	Common	80,404	(6)	*
John L. Anhorn, Director, Executive Chairman of Bank	Common	149,751	(7)	*
Brian Pargeter, Director	Common	107,070	(8)	*
Richard R. Hieb, COO, Director	Common	121,170	(9)	*
James L. Patterson, Director	Common	33,589	(10)	*
John B. Dickerson, Director	Common	134,956	(11)	*
Tom Anderson, CAO	Common	109,844	(12)	*
Michael D. Fowler, CFO	Common	6,548	(13)	*
James M. Ford, President & CEO	Common	49,744	(14)	*
PremierWest 401K Plan	Common	475,424	(15)	*
U.S. Department of the Treasury	Series B Preferred	41,400		*
U.S. Department of the Treasury	Common Stock	1,090,385	(16)	4.22%
All Directors and Executive Officers as a group (14 persons and 401K Plan)	Common	4,825,284		19.28%

*	Represents less than one percent

(1)	Includes (a) 19,375 shares subject to options currently exercisable or exercisable within 60 days and (b) 1,464,005 shares held by The John Duke Trust for the benefit of Mr. Duke.
(2)	Includes 429,601 shares held by the Georges C. St. Laurent, Jr. Trust for the benefit of Mr. St. Laurent.
(3)	Includes (a) 188,293 shares held in a Profit Sharing Trust Plan, (b) 19,375 shares subject to options currently exercisable or exercisable within 60 days and (c) 1,450 shares held in Mr. Huycke’s IRA account.
(4)	Includes 38,650 shares subject to options currently exercisable or exercisable within 60 days.
(5)	Includes (a) 901 shares held by Mr. Hoffbuhr’s spouse and immediate family members and (b) 19,375 shares subject to options currently exercisable or exercisable within 60 days.
(6)	Includes (a) 9,710 shares held in an IRA for the benefit of Mr. Watkins, (b) 11,538 shares held in a SEP account for the benefit of Mr. Watkins, (c) 23,584 shares held in trust for the benefit of Mr. Watkins and (d) 15,355 shares subject to options currently exercisable or exercisable within 60 days.
(7)	Includes (a) 32,933 shares held in a 401(k) Plan for the benefit of Mr. Anhorn and (b) 34,467 shares subject to options currently exercisable or exercisable within 60 days.

(8)	Includes 3,255 shares subject to options currently exercisable or exercisable within 60 days.
(9)	Includes (a) 19,926 shares held in an IRA for the benefit of Mr. Hieb, (b) 30,253 shares held in a 401(k) plan for the benefit of Mr. Hieb and (c) 28,597 shares subject to options currently exercisable or exercisable within 60 days.
(10)	Includes (a) 14,947 shares held in a SEP for the benefit of Mr. Patterson and (b) 18,642 shares subject to options currently exercisable or exercisable within 60 days.
(11)	Includes (a) 5,509 shares held in an IRA for the benefit of Mr. Dickerson, (b) 10,667 shares subject to options currently exercisable or exercisable within 60 days and (c) 118,780 shares held in a family trust for the benefit of Mr. Dickerson.
(12)	Includes (a) 68,670 held in an IRA for the benefit of Mr. Anderson, (b) 13,470 shares held in a 401(k) plan for the benefit of Mr. Anderson, (c) 27,043 shares subject to options currently exercisable or exercisable within 60 days and (d) 661 shares held by Mr. Anderson’s spouse.
(13)	Includes 1,050 shares subject to options currently exercisable or exercisable within 60 days and (b) 4,320 shares held in a 401(k) plan for the benefit of Mr. Fowler.
(14)	Includes (a) 13,452 shares held in trust for the benefit of Mr. Ford, (b) 377 shares held in a 401(k) plan for benefit of Mr. Ford and (c) 27,040 shares subject to options currently exercisable or exercisable within 60 days.
(15)	Messrs. Ford, Anderson and Fowler act as Trustees of the PremierWest 401(k) Plan and are authorized to vote shares held in the Plan. Messrs. Ford, Anderson and Fowler all disclaim beneficial ownership of the shares held in the Plan, except to the extent of their individual pecuniary interest in the Plan, if any. Includes 81,353 shares held by Messrs. Hieb, Anhorn, Ford, Anderson and Fowler that are included in individual ownership totals.
(16)	Pursuant to Warrant to Purchase Common Stock issued in connection with the TARP Capital Purchase Program.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains and incorporates by reference forward-looking statements about the Company that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding business strategies, management plans and objectives for future operations. All statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Risk and uncertainties include, without limitation, statements relating to our capital raising activities and the possible rights offering and offering to standby purchasers. The Company does not intend to update these forward-looking statements, which are made as of the date of this proxy statement. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered, may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to:

PremierWest Bancorp

P.O. Box 40

Medford, OR 97501

Telephone: (541) 618-6003

Attention: Michael D. Fowler

PROPOSALS OF SHAREHOLDERS

Any shareholder who wished to submit a proposal for consideration at the next annual meeting of shareholders must have submitted the proposal by November 30, 2009 to be entitled to have the proposal included in our proxy statement for the next annual meeting of shareholders.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. If any other matters properly come before the special meeting, it is intended that the proxies in the accompanying form will be voted in accordance with the judgment of the person voting the proxies.

By Order of the Board of Directors,

/s/ Tom Anderson

Tom Anderson

Executive Vice President

Secretary

December 3, 2009

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You Available can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxies a.m. submitted , Central Standard by the Internet Time, on or December telephone must 29, 2009. be received by

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/prwt

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Special Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

+

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

For Against Abstain For Against Abstain

1. Proposal of the Company’s to approve Articles an amendment of Incorporation to Article to authorize III, Section A 2. Proposal if necessary, to approve to solicit the additional special proxies meeting’s in adjournment, the event there 150,000,000 shares of common stock. approve are not sufficient the proposed votes amendment at the time of to the Article special III, Section meeting A to of

3. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments the Company’s Articles of Incorporation. or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PREMIERWEST BANCORP

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS

December 29, 2009

The undersigned hereby appoints James M. Ford and Tom Anderson, and each of them, proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of PremierWest Bancorp at the Special Meeting to be held on December 29, 2009, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the matters set forth on the reverse side. Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby. The shares represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, this Proxy will be voted FOR proposal 1 and FOR proposal 2. Proxies may vote in their discretion as to other matters that may come before the meeting.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.